Exhibit 99.1

ASSIGNMENT

In consideration for payment received, Sonic Innovations, Inc., a corporation organized under the laws of the state of Delaware , with offices at 2765 East Cottonwood Parkway, Suite 660 Salt Lake City, Utah 84121 (“Seller”), hereby assigns to Bose Corporation, a Delaware corporation (“Bose”), with offices at The Mountain, Framingham, Massachusetts 01701, the entire right, title and interest for the United States of America and its territorial possessions, and all foreign countries including all rights of priority, in inventions and improvements described in US Patent 6,717,537, titled “Method and Apparatus for Minimizing Latency in Digital Signal Processing Systems”, issuing on April 6, 2004, and having inventors Xiaoling Fang, Keith L. Davis, and Martin R. Johnson, and any foreign, divisional, continuing, reissue, reexamination or other related applications or patents claiming priority therefrom (“Assigned Patents”).

IN WITNESS WHEREOF, I hereto set my hand and seal at _____________________________, this ___ day of ____________________, 2008.

Name:

Title:

State of	:
: ss.
County of	:

Before me this ___ day of ____________________, 2008, personally appeared ________________________ known to me to be the person whose name is subscribed to the foregoing Assignment and acknowledged that he/she executed the same as his/her free act and deed for the purposes therein contained.

Notary Public My Commission Expires:

[Notary’s Seal Here]